Exhibit 1

                  TRANSACTIONS  IN SHARES OF THE COMPANY


      The Reporting Persons engaged in the following transactions in Shares of the Company since the most recent filing of the Statement. All transactions involved sales by Greenbelt of Shares on the New York Stock Exchange.


                                      PRICE PER SHARE
                     NUMBER OF        (EXCLUDING
DATE OF TRANSACTION  SHARES SOLD      COMMISSION)
-------------------  -----------      -----------
3/11/97              192,000          22.321
3/12/97              230,000          23.0326
3/13/97              85,000           22.75
3/14/97              40,000           22.75
3/17/97              25,000           23
3/19/97              50,000           23.125
3/20/97              33,000           23.25
3/21/97              50,000           23.375
3/21/97              32,000           23.625
3/31/97              180,000          23
3/31/97              90,000           23.25
5/7/97               325,000          21.25
5/8/97               73,000           21.0976